UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2020

HOVNANIAN ENTERPRISES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

 90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	Nasdaq Global Market

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, Hovnanian Enterprises, Inc. (the “Company”) and certain of its subsidiaries, including K. Hovnanian Enterprises, Inc., as borrower, are parties to a credit agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”), which provides for up to $125.0 million in aggregate amount of senior secured first lien revolving loans (the “Revolving Credit Facility”) to be used for general corporate purposes, upon the terms and subject to the conditions set forth therein. A description of the material terms of the Revolving Credit Agreement and the Revolving Credit Facility is set forth in “Item 1.01. Entry into a Material Definitive Agreement—New Secured Revolving Credit Agreement” in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 31, 2019, which is incorporated herein by reference.

As of January 31, 2020, we had $125.0 million of availability under the Revolving Credit Facility. Given the uncertain environment resulting from the COVID-19 pandemic and as a precautionary measure to maximize financial flexibility and increase its current cash position, the Company elected to draw in full the $125.0 million available under the Revolving Credit Facility. The drawn down proceeds may be used for general corporate purposes in accordance with the terms of the Revolving Credit Agreement. Availability under the Revolving Credit Agreement will terminate on December 28, 2022 and the borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to 7.75%.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     2020 Hovnanian Enterprises, Inc. Stock Incentive Plan

On March 24, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) at which the Company’s stockholders approved the 2020 Hovnanian Enterprises, Inc. Stock Incentive Plan (the “2020 Plan”), which had been previously recommended for approval by the Company’s Compensation Committee of the Board of Directors and previously approved by the Company’s Board of Directors, in each case, subject to stockholder approval. The 2020 Plan became effective as of the date of such stockholder approval.

Prior to obtaining stockholder approval for the 2020 Plan, the Company had been granting equity-based incentive awards under the 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan (the “Existing Plan”). The 2020 Plan is substantially similar to the Existing Plan, with certain technical updates and clarifications, including new provisions to reflect that awards are generally subject to “double-triggered” vesting protection following the occurrence of a change in control. The 2020 Plan has an initial reserve of up to 565,000 shares of Class A common stock and Class B common stock for future grants.

The material features of the 2020 Plan are described in the Company’s definitive Proxy Statement filed on February 7, 2020 in connection with the 2020 Annual Meeting (the “Proxy Statement”), which description is filed herewith as Exhibit 99.1 and incorporated herein by reference. The above and the incorporated description of the 2020 Plan are qualified in their entirety by reference to the 2020 Plan, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Company held its 2020 Annual Meeting on March 24, 2020. The matters voted upon at the 2020 Annual Meeting and the final results of the votes were as follows:

(1)     Election of all directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. Abstentions and broker non-votes had no effect on the outcome because such shares were not considered votes cast. The elected directors were:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

A. Hovnanian	7,668,924	71,473	17,149	2,523,030
R. Coutts	7,680,166	50,859	26,521	2,523,030
E. Kangas	7,577,787	153,234	26,525	2,523,030
J. Marengi	7,579,409	148,070	30,067	2,523,030
V. Pagano	7,576,876	151,963	28,707	2,523,030
R. Sellers	7,669,901	74,217	13,428	2,523,030
J. Sorsby	7,657,858	74,010	25,678	2,523,030

(2)     Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2020. Abstentions had no effect on the outcome because such shares were not considered votes cast.  There were no broker non-votes.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,236,346	34,904	9,326	–

(3)      Approval of the 2020 Hovnanian Enterprises, Inc. Stock Incentive Plan. Under the rules of the New York Stock Exchange, abstentions were considered votes cast and, therefore, had the same effect as a vote against the proposal. Broker non-votes had no effect on the outcome because such shares were not considered votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,407,426	334,767	15,353	2,523,030

(4)     Non-binding advisory vote on approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. Abstentions and broker non-votes had no effect on the outcome because such shares were not considered votes cast.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,615,008	114,445	28,093	2,523,030

*      *     *     *

Statements in this Current Report on Form 8-K that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and its compliance with the NYSE’s listing standards. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) availability and terms of financing to the Company; (5) the Company’s sources of liquidity; (6) changes in credit ratings; (7) the seasonality of the Company’s business; (8) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (9) shortages in, and price fluctuations of, raw materials and labor including due to changes in trade policies, such as the imposition of tariffs and duties on homebuilding materials and products, and related trade disputes with and retaliatory measures taken by other countries; (10) reliance on, and the performance of, subcontractors; (11) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (12) increases in cancellations of agreements of sale; (13) fluctuations in interest rates and the availability of mortgage financing; (14) changes in tax laws affecting the after-tax costs of owning a home; (15) operations through unconsolidated joint ventures with third parties; (16) government regulation, including regulations concerning development of land, the homebuilding, sales and customer financing processes, tax laws and the environment; (17) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (18) levels of competition; (19) successful identification and integration of acquisitions; (20) significant influence of the Company’s controlling stockholders; (21) availability of net operating loss carryforwards; (22) utility shortages and outages or rate fluctuations; (23) geopolitical risks, terrorist acts and other acts of war; (24) diseases, pandemics or other severe public health events; (25) loss of key management personnel or failure to attract qualified personnel; (26) information technology failures and data security breaches; (27) negative publicity; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2019 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	2020 Hovnanian Enterprises, Inc. Stock Incentive Plan

99.1

The section entitled “Proposal 3 – Approval of the 2020 Hovnanian Enterprises, Inc. Stock Incentive Plan,” of the Company’s definitive Proxy Statement (incorporated by reference to the Company’s definitive Proxy Statement on Schedule 14A filed on February 7, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC. (Registrant)
By:	/s/ Michael Discafani
Name: Michael Discafani Title: Vice President, Corporate Counsel and Secretary

Date: March 25, 2020

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